WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY	                                    EXHIBIT A-1
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1999
(Thousands)

	                              	Wisconsin
                                              Public          WPS                       Consolidated
                	                       Service      Leasing,    Eliminations        Balance
                                           Corporation        Inc.     Debit  Credit        Sheet
                                           -----------     --------    -----  ------    ------------

         ASSETS
         ------
Utility Plant
   In service
      Electric	                            $1,596,255       $15,288     $  -    $  -     $1,611,543
      Gas                                     285,048             -        -       -        285,048
      Property under capital lease             74,130             -        -       -         74,130
                                            ---------        ------      ---     ---      ---------
      Total                                 1,955,433        15,288        -       -      1,970,721
      Less - accumulated depreciation       1,200,450         2,275        -       -      1,202,725
                                            ---------        ------      ---     ---      ---------
      Net plant                               754,983        13,013        -       -        767,996
      Nuclear decommissioning trusts          198,052             -        -       -        198,052
      Construction work in progress            67,831	      -        -       -         67,831
      Nuclear fuel - net                       15,007             -        -       -         15,007
                                            ---------        ------      ---     ---      ---------
         Net Utility Plant                  1,035,873        13,013        -       -      1,048,886
                                            ---------        ------      ---     ---      ---------

Current Assets
   Cash                                         3,415            13        -       -          3,428
   Customer and other receivables,
     net of reserves                           70,943           119        -     122         70,940
   Accrued utility revenues                    36,132             -        -       -         36,132
   Fossil fuel, at average cost                15,134             -        -       -         15,134
   Gas in storage, at average cost             18,776             -        -       -         18,776
   Materials and supplies, at average cost     21,302             -        -       -         21,302
   Prepayments and other                       20,734             -        -       -         20,734
                                            ---------        ------      ---     ---      ---------
      Total Current Assets                    186,436           132        -     122        186,446
                                            ---------        ------      ---     ---      ---------
Regulatory Assets                              68,169             -        -       -         68,169
Net Nonutility and Nonregulated Plant           1,294             -        -       -          1,294
Pension Assets	                                65,622             -        -       -         65,622
Investments and Other Assets                   39,317             -      151       -         39,468
                                            ---------        ------      ---     ---      ---------
Total Assets                               $1,396,711       $13,145     $151    $122     $1,409,885
                                            =========        ======      ===     ===      =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization
   Common stock equity                     $  263,430       $   476     $476    $  -     $  263,430
   Retained earnings                          263,922          (627)       -     627        263,922
   ESOP loan guarantee                         (2,224)            -        -       -         (2,224)
   Preferred stock                             51,193             -        -       -         51,193
   Capital lease obligation                    73,585             -        -       -         73,585
   Long-term debt                             285,783        13,780        -       -        299,563
                                            ---------        ------      ---     ---      ---------
      Total Capitalization                    935,689        13,629      476     627        949,469
                                            ---------        ------      ---     ---      ---------
Current Liabilities
   Current portion of capital
      lease obligation                            419             -        -       -            419
   Note payable                                10,000             -        -       -         10,000
   Commercial paper                            40,000             -        -       -         40,000
   Accounts payable                            52,775             1      122       -         52,654
   Accrued interest and taxes	                 12,819             -        -       -         12,819
   Other                                       13,118             -        -       -         13,118
                                            ---------        ------      ---     ---      ---------
      Total Current Liabilities               129,131             1      122       -        129,010
                                            ---------        ------      ---     ---      ---------

Long-Term Liabilities
  and Deferred Credits
   Accumulated deferred income taxes          108,001          (485)       -       -        107,516
   Accumulated deferred investment
     tax credits                               23,551             -        -       -         23,551
   Regulatory liabilities                      56,728             -        -       -         56,728
   Environmental remediation liabilities       38,632             -        -       -         38,632
   Postretirement health care liability        47,115             -        -       -         47,115
   Other long-term liabilities                 57,864             -        -       -         57,864
                                            ---------        ------      ---     ---      ---------
      Total Long-Term Liabilities
        and Deferred Credits                  331,891          (485)       -       -        331,406
                                            ---------        ------      ---     ---      ---------
Total Capitalization and Liabilities       $1,396,711       $13,145     $598    $627     $1,409,885
                                            =========        ======      ===     ===      =========
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